UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2014

Commission File Number 000-29219

VIKING INVESTMENTS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0199508
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

138 Pinxinguan Road, Suite 906, Shanghai, China 200070
(Address of principal executive offices) (Zip Code)

+86 (21) 6034 0015
(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On March 13, 2014, Tom Simeo (the “Seller”), the Chief Executive Officer and a director of Viking Investments Group, Inc. (the “Company”), entered into a stock purchase agreement with MHR Enterprises LLC (the “Buyer”), for the sale of 28,092 shares (the “Shares”) of the Company’s Series C Preferred Stock (the “Preferred Stock”) to the Buyer. Such shares will be released from escrow to the Buyer after (a) the Company has filed its Annual Report on Form 10-K for the year ending December 31, 2013, (b) the Buyer has received satisfactory evidence that Company liabilities have been satisfied, and (c) the Seller has received payment for the Shares. As each share of the Preferred Stock has 2,000 votes, the delivery of the Shares to the Buyer will constitute a change of control of the Company.

Item 7.01 Regulation FD Disclosure.

On March 12, 2014, Viking Investment Group, Inc. issued a press release regarding a change of control transaction. The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release of Viking Investment Group, Inc. dated March 12, 2014 (furnished herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Investment Group, Inc.

Date: March 18, 2014	By:	/s/ Tom Simeo
Tom Simeo, Chief Executive Officer

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